                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.



                Pricing Supplement No. 61 Dated July 24, 1997
                (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                February 2, 1998

Principal Amount:                   $12,000,000.00

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Funds Rate
                                    [X] LIBOR
                                        [X] Telerate Screen Project 3750
                                        [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                      2 Year Treasury Constant Maturities
                                    (H.15) Telcrate Screen Page 7055

Index Maturity:                     Quarterly

Spread:                             3 Month Libor + 48

First Coupon Interest Rate Basis:   1 Month Libor + 48(To Be Set 1/29/98)

Last Coupon Interest Rate Basis:    2 Month Libor + 48

Regular Record Dates:               15 calendar days prior to Interest
                                    Payment Dates

Interest Determination Dates:       Two Business Days Prior to the
                                    Interest Payment Dates

Interest Payment Dates:             Same as Interest Reset Dates

Interest Reset Dates:               The third Wednesday of March, June,
                                    September and December.


Specified Currency in which         U.S. Dollars
Denominated:

Stated Maturity:                    February 3, 2003

Issue Price (As a Percentage        100%
of Principal Amount):

Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)